UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

    On June 30, 2014, Ashland Inc. (“Ashland”) and Clariant Corp. (“Clariant”) completed the previously announced sale of their joint venture, ASK Chemicals GmbH (“ASK Chemicals”) headquartered in Hilden, Germany, to investment funds affiliated with Rhône Capital, LLC, a London and New York-based private equity investment firm (the “Sale”), pursuant to the terms of the Sale and Purchase Agreement, dated April 8, 2014, as amended from time to time (the “Purchase Agreement”). ASK Chemicals is a leading foundry chemicals manufacturer. Its portfolio encompasses a range of foundry resources such as binders, coatings, feeders, filters and release agents, as well as metallurgical products including inoculants, inoculation wires and master alloys for iron casting. The enterprise value of the transaction, before debt and assumed liabilities, amounts to €257 million. After adjusting for debt and assumed liabilities, total pre-tax proceeds to the sellers were €149 million, which includes €128 million in cash and a €21 million buyer note. Proceeds will be split evenly between Ashland and Clariant under terms of the 50/50 joint venture.

    The closing of the Sale is discussed further in the news release attached hereto as Exhibit 99.1 and incorporated by reference herein.  The description of the Purchase Agreement is contained in, and a copy of the same is filed as an exhibit to, the Current Report on Form 8-K filed by Ashland on April 14, 2014 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

July 1, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	News Release dated July 1, 2014